Exhibit 99.1

Ameron Appoints Javier Solis Executive Vice President

PASADENA, Calif.--(BUSINESS WIRE)--Ameron International Corporation (NYSE: AMN) today announced the appointment of Javier Solis as Executive Vice President, Administration, Secretary and General Counsel effective February 1, 2008. Mr. Solis will report to the office of James S. Marlen, Ameron’s Chairman and Chief Executive Officer.

Mr. Marlen stated, “Javier Solis has provided valuable advice and counsel to the Company for a number of years. His contributions have been significant. In his expanded role, Mr. Solis will participate more broadly in the development of the strategic direction of the Company.”

Prior to joining Ameron, Javier was with Western Gear as a Mechanical Engineer and subsequently, as Assistant General Counsel.

Mr. Solis holds a B.S. in Mechanical Engineering from Loyola Marymount University and a J.D. degree from Loyola Law School (Los Angeles).

Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines and fabricated steel products, such as wind towers; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe and Asia. It also participates in several joint-venture companies in the U.S. and the Middle East.

Cautionary statement for purposes of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the forecasted, estimated or anticipated future results of Ameron International Corporation (“Ameron” or the “Company”) are forward-looking and reflect the Company’s current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron’s businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron’s results. Forward-looking statements represent the Company’s judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
Ameron International Corporation
James S. Marlen, Chairman and Chief Executive Officer
Gary Wagner, President and Chief Operating Officer
James R. McLaughlin, Senior Vice President,
Chief Financial Officer
626-683-4000